Exhibit 99.1

     INVESTools Reports Third Quarter 2006 Results and Record Cash Balances

    SALT LAKE CITY--(BUSINESS WIRE)--Nov. 2, 2006--INVESTools Inc. (Nasdaq:IEDU), the market leader in fulfilling the lifelong education needs of self-directed investors, today announced financial results for the quarter and nine months ended September 30, 2006.

    Year-over-year third quarter highlights include:

    -- Sales Transaction Volume increased from $38.5 million to $56.6 million, or 47 percent.

    -- GAAP Revenue decreased from $37.0 million to $35.6 million, or 4 percent.

    -- Adjusted EBITDA increased from $6.8 million to $12.0 million, or 77 percent.

    -- Net loss of $9.9 million, compared to $4.0 million of net income last year.

    -- Cash, cash equivalents and marketable securities increased to $69.5 million, net of $1.3 million paid for thinkorswim-related transaction costs.

    --  Alumni base increased to 264,000.

    -- Active subscribers to the Company's websites increased to 85,300.

    "The third quarter resulted in sales transaction volume of $56.6 million, a year-over-year increase of 47%, driven by the enrollment of over 4,400 INVESTools' branded students and 35% upsell rates for advanced education sales in our workshops, both quarterly records. Seasonally lower event schedules and student enrollments with our co-marketing partners were consistent with our third quarter expectations," said Lee K. Barba, Chairman and CEO of INVESTools. "Continued success with our new coaching model is converting our students to subscription-based education services at improved margins."

    "We are pleased with the progress we have made toward a successful closing of the merger with thinkorswim in early 2007. With approximately six weeks since the announcement of the merger on September 19th, we have experienced a higher degree of student acceptance of the thinkorswim brokerage platform than anticipated which is increasing our confidence in the long-term recurring revenue streams and increased lifetime value of our 264,000 graduates."

    In October 2006 we signed an agreement with NASDAQ(R) to distribute customized investor education content developed by INVESTools on the NASDAQ.com Web site, a leading exchange site serving more than 26 million monthly page views to over 1.8 million unique visitors per month.

    Conference Call Information

    A conference call to discuss the financial results is scheduled for 10:00 a.m. Eastern today. The live call is being webcast by CCBN and will be available through INVESTools' corporate website at www.investools.com (About Us / Investor Relations).

    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). Please allow extra time prior to the call to visit the site and to download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within two hours following completion of the live call.

    About INVESTools Inc.

    INVESTools offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led online courses, in-person workshops, "at home" study programs, one-on-one and group online coaching sessions and telephone, live-chat and email support. Approximately 264,000 investors around the world have graduated from INVESTools' investor education programs. Log on to http://www.investools.com to learn more about the INVESTools Method(TM) -- one of the most widely recognized, adopted and endorsed approaches to investor education.

    All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "believe," "intend," "expect," "may," "could," "would," "will," "should," "plan," "project," "contemplate," "anticipate," or similar statements. Because these statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including, without limitation, the success of brand development efforts and strategic alliances; demand for the Company's products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company's proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in INVESTools' SEC filings. The forward-looking statements are made only as of the date hereof and the Company assumes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events, or otherwise.

    Explanation and Reconciliation of Non-GAAP Information

    The Company believes that sales transaction volume is an important measure of business volume. Sales transaction volume is a non-GAAP financial measure and represents sales in a particular period before the effect of recognition of deferred revenue from prior periods and the deferral of current period sales. It is consistent with the amount of cash receipts from selling activities in the period and with the majority of the components of cost of revenue. The table below provides a reconciliation of sales transaction volume to revenue for the periods indicated:

                                         Three Months Ended
                              ----------------------------------------
                              Sept 30, Jun 30, Mar 31, Dec 31, Sep 30,
($ in millions)                  2006    2006    2006    2005    2005
                              -------- ------- ------- ------- -------

Sales transaction volume       $ 56.6    73.4  $ 58.7  $ 50.0   $38.5
Change to deferred revenue      (21.0)  (35.0)  (19.9)  (13.2)   (1.5)
                              -------- ------- ------- ------- -------
  Revenue                      $ 35.6  $ 38.4  $ 38.8  $ 36.8   $37.0
                              ======== ======= ======= ======= =======

    The Company believes that Adjusted EBITDA as shown in the table below is a valuable representation of operating performance given the impact of accounting for deferred revenue and for costs associated with deferred revenue. The table below provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods indicated:

                                         Three Months Ended
                              ----------------------------------------
                              Sept 30, Jun 30, Mar 31, Dec 31, Sep 30,
($ in millions)                  2006    2006    2006    2005    2005
                              -------- ------- ------- ------- -------

Net income (loss)               $(9.9) $(20.3)  $(9.9)  $(4.2)  $ 4.0
Depreciation and amortization     1.2     1.2     1.1     0.9     0.6
Income tax (benefit) expense     (0.9)     --      --     0.1      --
Other non-cash items              0.4     2.0     0.6     1.8     0.6
Net change in deferred revenue   21.2    35.0    19.9    12.8     1.6
                              -------- ------- ------- ------- -------
  Adjusted EBITDA               $12.0  $ 17.9   $11.7   $11.4   $ 6.8
                              ======== ======= ======= ======= =======

    These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used generally as a substitute for revenue, net income (loss) or other GAAP operating measurements.

    The table below provides information on the number of graduates during the period indicated. The Company defines a graduate as someone who has purchased or attended as a spouse, the foundational Stocks or Currency course.

                                        Three Months Ended
                            ------------------------------------------
                            Sept 30, June 30, Mar, 31 Dec 31, Sept 30,
                             2006     2006     2006    2005    2005
                            -------- -------- ------- ------- --------
Paid graduates               10,200   14,800   9,800  10,300    7,700
Spouses                       5,500    9,900   5,400   5,600    2,700
                            -------- -------- ------- ------- --------
  Total graduates            15,700   24,700  15,100  15,900   10,400
                            ======== ======== ======= ======= ========

    The following table outlines the workshop upsell rates during the period indicated. During the third quarter of 2006, the Company introduced a subscription based Trading Rooms product as an alternative upsell at the workshop.


                                        Three Months Ended
                            ------------------------------------------
                            Sept 30, June 30, Mar, 31 Dec 31, Sept 30,
                             2006     2006     2006    2005    2005
                            -------- -------- ------- ------- --------
P.H.D.                           19%      27%     25%     25%      20%
Master                           37%      32%     36%     35%      37%
Associate                        36%      41%     39%     40%      43%
Trading Rooms                     7%       -       -       -        -

Blended Upsell Rate              35%      27%     33%     31%      30%

    Workshop upsell rates are the sales that take place at the workshops for advanced product sales. Upsell rates do not include sales from the Company's other sales operations.


                   INVESTOOLS INC. AND SUBSIDIARIES
                Condensed Consolidated Balance Sheets
                            (in thousands)



                                                September   December
                                                    30,         31,
                                                   2006        2005
                                                ----------- ----------
                                                (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                       $ 32,660   $ 11,466
  Marketable securities                             36,473     16,871
  Accounts receivable, net of allowance ($73
   and $55)                                          5,184      3,353
  Current portion of restricted cash                    --      4,722
  Other current assets                               7,562      3,133
                                                ----------- ----------
   Total current assets                             81,879     39,545

Long-term restricted cash                              373        366
Goodwill                                            18,085     18,085
Intangible assets, net of accumulated
 amortization ($3,715 and $1,891)                    3,375      5,199
Furniture and equipment, net of accumulated
 depreciation ($4,089 and $2,403)                   15,188      8,890
Other long-term assets                               1,357        614
                                                ----------- ----------

   Total assets                                   $120,257   $ 72,699
                                                =========== ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current portion of deferred revenue             $131,037   $ 68,215
  Accounts payable                                   6,621      3,210
  Accrued payroll                                    5,141      3,522
  Accrued tax liabilities                            7,700      7,359
  Other current liabilities                         10,038      4,193
  Current portion of capitalized lease
   obligations                                         176        125
                                                ----------- ----------
   Total current liabilities                       160,713     86,624

  Other long-term accrued liabilities                  264         --
  Long-term portion of capitalized lease
   obligations                                         543        513
  Long-term portion of deferred revenue             22,249      9,301
                                                ----------- ----------
   Total liabilities                               183,769     96,438

Stockholders' deficit:
  Common stock $0.01 par value (45,133 and
   44,754 shares issued and outstanding,
   respectively)                                       451        447
  Additional paid-in capital                       127,600    131,162
  Accumulated other comprehensive loss                 (19)      (116)
  Deferred stock compensation                           --     (3,742)
  Accumulated deficit                             (191,544)  (151,490)
                                                ----------- ----------
   Total stockholders' deficit                     (63,512)   (23,739)
                                                ----------- ----------

   Total liabilities and stockholders' deficit    $120,257   $ 72,699
                                                =========== ==========


                   INVESTOOLS INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)
                             (unaudited)




                               Three Months Ended   Nine Months Ended
                                 September 30,        September 30,
                              -------------------- -------------------
                                 2006      2005      2006      2005
                              ----------- -------- --------- ---------

Revenue                          $35,552  $37,019  $112,729  $101,804
Costs and expenses
  Cost of revenue                 26,291   18,254    90,841    68,844
  Selling expense                 12,154    9,383    36,208    27,329
  General and administrative
   expense                         8,353    5,439    25,039    17,402
  Special charges                    195       18     3,185        58
                              ----------- -------- --------- ---------
    Total costs and expenses      46,993   33,094   155,273   113,633
                              ----------- -------- --------- ---------

    Income (loss) from
     operations                  (11,441)   3,925   (42,544)  (11,829)

Other income
  Gain (loss) on sale of
   assets                             --       --        10       (93)
  Interest income and other,
   net                               646      108     1,581       397
                              ----------- -------- --------- ---------
    Other income                     646      108     1,591       304
                              ----------- -------- --------- ---------

Net income (loss) before
 income taxes and cumulative
 effect of accounting change     (10,795)   4,033   (40,953)  (11,525)
  Income tax benefit                (907)      (5)     (851)       --
                              ----------- -------- --------- ---------

Net income (loss) before
 cumulative effect of
 accounting change                (9,888)   4,038   (40,102)  (11,525)
  Cumulative effect of
   accounting change                  --       --        48        --
                              ----------- -------- --------- ---------

Net income (loss)                $(9,888) $ 4,038   (40,054) $(11,525)
                              =========== ======== ========= =========





Net income (loss) per common
 share - basic                   $ (0.22) $  0.09  $  (0.89) $  (0.26)
                              =========== ======== ========= =========

Weighted average common
 shares outstanding - basic       45,111   45,009    44,999    44,996
                              =========== ======== ========= =========

Net income (loss) per common
 share - diluted                 $ (0.22) $  0.09  $  (0.89) $  (0.26)
                              =========== ======== ========= =========

Weighted average common
 shares outstanding - diluted     45,111   46,790    44,999    44,996
                              =========== ======== ========= =========


                   INVESTOOLS INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                             (unaudited)




                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                  2006      2005     2006      2005
                               ----------- ------- --------- ---------
Cash flows from operating
 activities:
Net income (loss)                 $(9,888) $4,038  $(40,054) $(11,525)
  Reconciling adjustments:
   Depreciation and
    amortization                    1,194     645     3,510     1,814
   Deferred taxes                      28      --        84        --
   Stock compensation expense         342     150       833       402
   Provision for sales return
    reserve                            11     410       326     1,493
   Provision for lease
    termination                        --      --       213        --
   (Recovery of) provision for
    bad debt                            3      (7)      (32)       51
   (Gain) loss on sale of
    assets                             --      --       (10)       93
   Impairment of internally
    developed software                 --      --     1,464        --
   Loss on marketable
    securities                         73      --        73        --
   Changes in operating assets
    and liabilities, net of
    the effect of acquired
    businesses:
     Accounts receivable           (2,260)   (194)   (1,799)   (1,175)
     Restricted cash                   --      (1)       --         2
     Other assets                    (719)   (269)   (2,378)     (763)
     Accounts payable                 189   1,096     1,437      (845)
     Deferred revenue              21,168   1,580    76,137    24,201
     Accrued payroll                1,291     740     1,619     1,144
     Other liabilities              3,623    (101)    4,223    (2,911)
     Accrued tax liabilities       (1,712)    409      (394)    1,097
                               ----------- ------- --------- ---------
       Net cash provided by
        operating activities       13,343   8,496    45,252    13,078
                               ----------- ------- --------- ---------

Cash flows from investing
 activities:
  Purchases of marketable
   securities                          --  (2,636)  (23,403)   (2,636)
  Proceeds from the maturity
   of marketable securities         1,365   1,965     3,865     6,135
  Proceeds from the sale of
   equipment                           --      --        10        40
  Purchases of furniture and
   equipment                       (1,689) (1,595)   (7,161)   (5,766)
  Deferred acquisition costs       (1,323)     --    (1,323)       --
  Working capital adjustment
   (cash paid) related to
   business acquisitions, net
   of cash received                    --     102        --    (7,777)
                               ----------- ------- --------- ---------
       Net cash used in
        investing activities       (1,647) (2,164)  (28,012)  (10,004)
                               ----------- ------- --------- ---------

Cash flows from financing
 activities:
  Payments on capital leases          (42)    (31)     (112)      (40)
  Changes in long-term
   restricted cash                     (2)   (193)    4,715    (3,219)
  Repurchase of stock                  --    (990)   (1,360)     (990)
  Proceeds from exercise of
   stock options                       39      37       711       127
                               ----------- ------- --------- ---------
       Net cash provided by
        (used in) financing
activities                             (5) (1,177)    3,954    (4,122)
                               ----------- ------- --------- ---------

Increase (decrease) in cash
 and cash equivalents              11,691   5,155    21,194    (1,048)

Cash and cash equivalents:
  Beginning of period              20,969   4,533    11,466    10,736
                               ----------- ------- --------- ---------

  End of period                   $32,660  $9,688  $ 32,660  $  9,688
                               =========== ======= ========= =========


    CONTACT: INVESTools Inc.
             Ida Kane, SVP & CFO, 801-816-6918
             ida.kane@investools.com
             or
             Paul Helbling, SVP & CAO, 281-588-9732
             paul.helbling@investools.com